Exhibit 10_2

Rider to License Agreement Vivarium

This Rider to License Agreement (“Rider”), is made as of July 7, 2022, by and between MIL 40G, LLC (“SmartLabs”), and Cue Biopharma, Inc. (“Licensee”).

WHEREAS, SmartLabs and Licensee are parties to that certain License Agreement, as amended, dated March 28, 2022 (“License Agreement”). All capitalized terms used herein without definition shall have the meanings ascribed to them in the License Agreement. This Rider shall be governed by the terms of the License Agreement and if there is any conflict between the covenants and representations contained in the License Agreement and the Rider, the terms of the License Agreement shall prevail and be binding upon Licensor and Licensee;

WHEREAS, all terms and conditions applied to, and all obligations imposed against, Licensee with respect to the “License”, “Licensed Premises” and/or “Occupants” (as defined in the License Agreement), shall be equally applied to the Vivarium License, Vivarium Premises and Vivarium Occupants (as herein defined); and

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.
Vivarium License. In addition to the License grated pursuant to the License Agreement, SmartLabs grants to Licensee the following, which shall constitute the Licensee’s vivarium license (the “Vivarium License”), solely to, (i) use as vivarium space consistent with current zoning for the Building and all applicable laws; (ii) conduct Licensee’s business; and (iii) collaborate with SmartLabs’ staff and other licensees in accordance with this Rider: (i) a non-transferable, non-assignable license to use one (1) standard private procedure room and two (2) standard private holding rooms, as shown on Exhibit 1 attached hereto (“Vivarium Premises”), subject to SmartLabs’ Rules and Regulations and pursuant to the terms of the Vivarium Service Agreement attached to this Rider as Exhibit 2 (“Vivarium Service Agreement”); provided, however that such use is approved by SmartLabs’ Institutional Animal Care and Use Committee (“IACUC”) in SmartLabs’ sole discretion, and further provided that all IACUC promulgated policies, guidelines and rules are followed without exception. For the avoidance of doubt the Service Agreement shall remain applicable, and the Vivarium Service Agreement shall supplement the same. In the event of conflict between the Service Agreement and Vivarium Service Agreement, the Vivarium Service Agreement shall control in relation to this Rider.

2.
Vivarium Occupants. In addition to the Occupants permitted pursuant to the License Agreement, during the Vivarium Term, the Vivarium License shall grant Licensee no more than twelve (12) additional Occupants (“Vivarium Occupants”) access to the Vivarium Premises and Shared Premises.

3.
Term. The term of this Rider (“Vivarium Term”) shall commence December 1, 2022 (“Vivarium Commencement Date”) and expire on November 30, 2024 (“Vivarium

Expiration Date”). For the avoidance of doubt, in the event that the License Agreement is terminated prior to its natural expiration due to a Licensee default during the Vivarium Term, then this Rider shall terminate as well.

4.
Vivarium Fee. Licensee shall pay a monthly license fee equal to $59,152.50, which Licensee shall pay in advance on or before the first day of each and every month during the Term (“Vivarium License Fee”). The Vivarium License Fee is subject to an automatic four percent (4%) increase on each anniversary of Vivarium Term Commencement Date, as shown on Schedule A attached hereto. Licensee shall pay the Vivarium License Fee payment by electronic payment to SmartLabs.

5.
Vivarium Security Deposit. Licensee shall pay a vivarium security deposit equal to

$61,518.60 (“Vivarium Deposit”). The Vivarium Deposit shall be governed by the same terms as any Security Deposit as set forth in the Licenses Agreement.

6.
Initial Payment. Licensee shall pay, immediately upon executing this Rider, an amount equal to the Vivarium License Fee for the first month of the Vivarium Term ($59,152.50), the Vivarium License Fee for the last month of the Vivarium Term ($61,518.60), and the Vivarium Security Deposit. As such, Licensee shall pay a total of $182,189.70 on or before execution of this Rider.

7.
Brokerage. Licensee warrants and represents that Licensee has dealt with no broker in connection with the consummation of this Rider other than N/A (“Broker”), and, in the event of any brokerage claims asserted against SmartLabs predicated upon prior dealings with Licensee, Licensee agrees to defend the same and indemnify SmartLabs against any such claim.

8.
Ratification. Except as amended or modified herein, all terms and conditions of the License Agreement shall remain unchanged and in full force and effect.

9.
Counterparts. This Rider may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, SmartLabs and Licensee have duly executed this Rider as of the date first written above.

SMARTLABS: LICENSEE:

/s/ Brian Taylor /s/ Daniel R. Passeri
Name: Brian Taylor Name: Daniel R. Passeri
Title: Head of Field Operations Title: Chief Executive Officer

Schedule A

Start	End	Vivarium License Fee
12/01/22	11/30/23	$ 59,152.50
12/01/23	11/30/24	$ 61,518.60

Exhibit 1

40 Guest Street, Vivarium

WASTE
ANTE ROOM
JAN
FEED/BED
PROCEDURE (HOLDING/TC)
PROCEDURE (HOLDING/TC)
PROCEDURE (HOLDING/TC)
HOLDING (TC)
HOLDING (TC)
HOLDING (TC)

*Furniture and equipment layout are shown for illustrative purposes only.

Exhibit 2

Vivarium Service Agreement

1.
Vivarium License Services. The following is an exhaustive list of all supplies, equipment and services included in the cost of each Vivarium License Fee (“Vivarium License Services”):

a.
Included Supplies
i.
Vivarium supplies: water bottles, bedding, food and environmental enhancements (e.g. nestlets, Shepard Shacks or functionally equivalent etc.)
ii.
Standard laboratory technician supplies (e.g. gloves, lab coats, safety glasses and dust masks)
b.
Included Holding Room Equipment
i.
IVC Holding racks equipped with disposable IVC rodent cages
ii.
Transfer station
c.
Included Procedure Room Equipment
i.
Biosafety Cabinet
ii.
Bench-top space with lab chair
iii.
Handwash sink
iv.
CO2 gas supply
v.
Anesthetic vaporizer
d.
Included Services
i.
Animal Care Technicians
ii.
Veterinary and IACUC oversight and frequent program reviews
iii.
Twenty-four hour access to animal holding room and procedure space
iv.
Cage changes every 2 weeks for mice and every week for rats, or as needed. More frequent changes are at additional cost
v.
Daily food, water and health checks
vi.
Quarterly Sentinel Health Surveillance testing
vii.
High-speed broadband WiFi internet

2.
Extra Services. The following is a non-exhaustive list of supplementary supplies, equipment and services available to Licensee upon request and at additional cost to Licensee beyond the Vivarium License Fee:

a.
General
i.
Animal models
ii.
Any additional services that will require a research technician
iii.
Transportation, health reports, quarantine and Quarterly Sentinel Health Surveillance screening required for incoming animals from suppliers other than Charles River Laboratories, the Jackson Laboratory, Envigo and Taconic
b.
Specialized Training
c.
Technical Services:
i.
Dosing
1)
Core Hour Dosing
2)
Outside Core Hour Dosing
ii.
Bleed
1)
Routine Bleed Route (IV, RO, submandibular, terminal, submental)
2)
After Core Technician Hours Bleed

iii.
Euthanasia/necropsy
1)
Technician completes euthanasia
2)
Technician completes necropsy
iv.
Other
1)
Sample labeling
2)
Tissue sample / Organ harvesting
v.
Surgery (Pricing depends on the species/quantity and type of surgery)

In electing to have SmartLabs provide any Technical Services or Specialized Training on behalf of Licensee, Licensee agrees to release and waive any and all claims against SmartLabs for injury or damage to person, property or business of every kind, nature and description, sustained in in relation to any such Technical Services or Specialized Training, other than by reason of gross negligence or willful misconduct of SmartLabs.

d.
Supplies/Materials:
i.
Non-standard gases (cost estimate driven by quantity needed)
ii.
Non-standard medications/drugs (cost estimate driven by quantity needed)
iii.
Additional lab supplies and non-controlled drugs (Controlled Substances would need to be procured by licensee)
e.
Husbandry Services: including but not limited to,
i.
Application/removal of non-standard diet
ii.
Application/removal of moist feed
iii.
Application/removal of treated water
iv.
Weaning
v.
Tumor measurements
vi.
Body weights
vii.
Animal identification (does not include tag or microchip) viii.Animal preparations (e.g., shaving)
f.
Equipment
i.
Licensee may request to add an additional 88-cage IVC Holding Rack upon thirty (30) days advance written notice to SmartLabs, subject to availability, and for a monthly fee of $3,900.00.

The following services are not provided and/or are not included in License. When available, these services can be provided under a separate agreement with different terms.

Any research/work required to be conducted under Biosafety Levels (BSL) 3 or 4 policies and guidelines.
Use of any radioactive material. Radiation producing equipment (including lasers) will need special approval

IT Support that involves system changes or any operation that involves elevated or administrative privileges OR that requires configuration of software, hardware, or applications that are not owned or provided by SmartLabs.

Exclusive access to Licensor-owned shared equipment
Specific Training such as RCRA, DOT, cyanide, etc.
Exclusive use of shared and common spaces
Private Conference Rooms
Special PPE
Facsimile Services
Shipping of Packages
Costs of moving in and moving out
Certification and Preventative Maintenance of company owned equipment
Use of Licensor’s accounts for purchases